FOR IMMEDIATE RELEASE

VEREIT™ Announces Second Quarter 2015 Operating Results
Earnings and Portfolio Metrics In-Line with Company Expectations and Introduces Business Plan
Establishes Quarterly Dividend of $0.1375 per Share at an Annualized Rate of $0.55 per Share

Phoenix, AZ, August 6, 2015 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ended June 30, 2015, details on its business plan and enhancements to its corporate governance.

Second Quarter 2015 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended June 30, 2015 increased $11.5 million to $393.7 million as compared to revenue of $382.2 million for the same quarter in 2014.

Net Loss
Consolidated net loss for the quarter ended June 30, 2015 increased $52.1 million to $(108.7) million as compared to a net loss of $(56.6) million for the same quarter in 2014.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended June 30, 2015 increased $17.6 million to $309.3 million as compared to normalized EBITDA of $291.7 million for the same quarter in 2014.

FFO and FFO per Diluted Common Share
Funds From Operations (“FFO”) for the quarter ended June 30, 2015 increased $37.0 million to $194.0 million, as compared to $157.0 million for the same quarter in 2014 and FFO per diluted share increased $0.03 to $0.21 for the quarter ended June 30, 2015, as compared to $0.18 per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
Adjusted Funds From Operations (“AFFO”) for the quarter ended June 30, 2015 increased $16.4 million to $202.3 million, as compared to $185.9 million for the same quarter in 2014 and AFFO per diluted share increased $0.01 to $0.22 for the quarter ended June 30, 2015, as compared to $0.21 per diluted share, for the same quarter in 2014.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended June 30, 2015 are as follows: Net Debt to Normalized EBITDA of 7.5x, Fixed Charge Coverage Ratio of 2.7x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 64.1% and Weighted Average Debt Term of 4.7 years.
Company Business Plan
VEREIT’s business plan establishes the foundation for future growth. The four key pillars of the business plan focus on enhancing the portfolio, supporting Cole Capital®, achieving balance sheet investment-grade metrics and establishing a sustainable dividend.
Enhanced Portfolio
The Company will enhance the portfolio by further diversifying and providing the proper risk-return relationship. After a detailed review of the portfolio, the Company intends to reduce the portfolio’s exposure to non-controlled joint ventures, flat leases, restaurants and non-core assets by $1.8 billion to $2.2 billion by year-end 2016 through strategic dispositions. The expected average cash cap rate of the dispositions is estimated to range from 6.5% to 7.5%. This amount takes into consideration first quarter 2015 dispositions of $271.8 million at an average cash cap rate of 7.1%.

As part of the culling plan, sales completed in the second and third quarters through August 5, 2015 and dispositions under hard contract as of August 5, 2015, totaled approximately $690 million at an average cash cap rate of 6.2%.

Of the $690 million of dispositions, $81 million closed during the quarter at an average cash cap rate of 6.5%, $318 million closed subsequent to the second quarter at an average cash cap rate of 6.2% and an additional $291 million is under hard contract at an average cash cap rate of 6.1%.
Re-establish Cole Capital’s Brand Value.
The Company is committed to re-establishing the investment manager’s brand value by delivering consistent returns to its investors, while building and managing strong net-lease portfolios.
Establish Investment Grade Balance Sheet Metrics
The Company intends to reduce net debt to EBITDA to a range of 6.0x to 7.0x (excluding preferred stock), maintain a fixed charge coverage ratio greater than 2.2x and maintain unencumbered gross real estate assets to total gross assets at a percentage greater than 60% by year-end 2016. Additionally, the Company intends to improve its weighted average debt term to five to six years.
2015 Guidance and Common Stock Dividend Policy
The Company expects its 2015 AFFO per diluted share to be in a range between $0.80 and $0.83, which includes an approximate$0.01 contribution from Cole Capital. This guidance assumes $1.2 billion to $1.4 billion of dispositions for the year 2015, of which approximately $960 million have been completed or are under hard contract at an average cash cap rate of 6.4%. The guidance also assumes operations consistent with prior quarters.

On August 5, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for each of the third and fourth quarters of 2015, representing an annual distribution rate of $0.55 per share. The dividend will be paid on October 15, 2015 and January 15, 2016 to common stockholders of record as of September 30, 2015 and December 31, 2015, respectively.
Credit Facility Modification
To accommodate the execution of the business plan, the Company has amended the terms of its credit facility. The significant elements of the amendment are as follows: the minimum unencumbered asset pool requirement has been reduced from $10.5 billion to $8.0 billion, which will allow greater flexibility in the execution of the Company's property disposition initiatives, and the capacity of the revolving line of credit component of the credit facility has been reduced by $300.0 million to $2.3 billion. This amendment was completed subsequent to the second quarter.
During the quarter, $884.0 million was used to pay down the line of credit, bringing the total amount outstanding under the Company's revolving line of credit to $1.3 billion. Net Debt to Normalized EBITDA was reduced from 7.6x to 7.5x from the previous quarter. The Company also has $1.0 billion outstanding on its term loan.
Corporate Governance
Supporting the Company’s business plan and foundation, the following improvements towards establishing best-in-class corporate governance have been made:

•
Opting-out of Maryland Anti-Takeover Statutes: The Board of Directors adopted changes that restrict the Company’s ability to make use of three Maryland anti-takeover statutes without the prior approval of stockholders. These include the Maryland Business Combination Act, the Maryland Control Share Acquisition Act and provisions of the Maryland Unsolicited Takeover Act (MUTA).

•
Majority Voting: The Board of Directors has adopted changes to the bylaws that require a majority voting standard in uncontested elections of Directors, beginning with the Company’s upcoming annual meeting. This means Director nominees will be elected only if they receive affirmative votes from a majority of the votes cast at the meeting.

•
Stockholder Rights Plan Limits: The Board of Directors has adopted a new policy for inclusion in the Company’s corporate governance guidelines that states that any poison pill that the Board might adopt in the future will automatically terminate after 12 months if it is not also approved by stockholders.

•
Proxy Access: The Board of Directors adopted amendments to the Company’s bylaws that require the Company to include nominees for the Board submitted by certain stockholders in the Company’s proxy statement, beginning with the 2016 annual meeting. Specifically, stockholders holding at least 3% of the Company’s outstanding shares for at least three consecutive years will be able to directly nominate up to 25% of the Board of Directors in a given year.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “There was a solid base in place when I joined the Company in April with a talented team, good assets and a strong operational infrastructure. Now, we have the opportunity for a fresh start, represented by a new name, culture and business approach. Continuing our momentum, the changes adopted by our Board represent major steps towards establishing ‘best-in-class’ corporate governance. With the introduction of our business plan, we now have a strategy in place and are rapidly executing.”

Second Quarter 2015 Real Estate Investment ("REI") Financial Results
Revenue
REI segment revenue for the quarter ended June 30, 2015 increased $22.2 million to $367.2 million as compared to revenue of $345.0 million for the same quarter in 2014, mainly due to net acquisitions of 679 properties subsequent to June 30, 2014.

Net Loss
REI segment net loss for the quarter ended June 30, 2015 increased $62.2 million to $(108.3) million as compared to a net loss of $(46.1) million for the same quarter in 2014, mainly due to impairments that were recorded in the quarter ended June 30, 2015.

Normalized EBITDA
REI segment normalized EBITDA for the quarter ended June 30, 2015 increased $19.8 million to $303.3 million as compared to normalized EBITDA of $283.5 million, for the same quarter in 2014, mainly due to net acquisitions of 679 properties subsequent to June 30, 2014.

FFO and FFO per Diluted Common Share
REI segment FFO for the quarter ended June 30, 2015 increased $27.0 million to $194.4 million, or $0.21 per diluted share, as compared to $167.4 million, or $0.19 per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
REI segment AFFO for the quarter ended June 30, 2015 increased $27.2 million to $195.4 million, or $0.21 per diluted share, as compared to $168.2 million, or $0.19 per diluted share, for the same quarter in 2014.

Real Estate Portfolio Update
As of June 30, 2015, the Company’s portfolio consisted of 4,645 properties with total portfolio occupancy of 98.4%, investment grade tenancy of 47.4% and a weighted average remaining lease term of 11.5 years.

Same Store Rent Increases
During the quarter ended June 30, 2015, same store rents (3,597 properties) increased 1.2% to $248.6 million as compared to $245.7 million for the same quarter in 2014.

Property Acquisitions and Development
During the second quarter of 2015, the Company acquired one property for $2.1 million at a cash cap rate of 6.7%. The Company also acquired three land parcels for $503,000. In addition, the Company capitalized $14.7 million of development costs and placed $7.5 million of assets into service at an average cap rate of 7.3%. As of June 30, 2015, build-to-suits and redevelopment programs included 24 properties with an investment to date of $67.9 million and remaining estimated investment of $26.2 million.

Property Dispositions
The Company sold four properties and one land parcel for approximately $80.5 million at an average cash cap rate of 6.5% during the quarter ended June 30, 2015. The gain on second quarter sales was approximately $4.3 million, excluding goodwill allocation.

Second Quarter 2015 Cole Capital Financial Results

Revenue
Cole Capital segment revenue for the quarter ended June 30, 2015 decreased $10.7 million to $26.5 million as compared to revenue of $37.2 million for the same quarter in 2014 as a consequence of reduced capital raise.

Net Loss
Cole Capital segment net loss for the quarter ended June 30, 2015 decreased $10.1 million to $(0.4) million as compared to a net loss of $(10.5) million for the same quarter in 2014, primarily driven by the decrease in intangible assets which led to lower amortization being recorded in the period ending June 30, 2015.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended June 30, 2015 decreased $2.1 million to $6.0 million as compared to normalized EBITDA of $8.1 million for the same quarter in 2014, mainly due to higher transactional fees recorded in the period ending June 30, 2014.

FFO and FFO per Diluted Common Share
Cole Capital segment FFO for the quarter ended June 30, 2015 increased $10.0 million to $(0.4) million, or $0.00 per diluted share, as compared to $(10.5) million, or $(0.01) per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
Cole Capital segment AFFO for the quarter ended June 30, 2015 decreased $10.7 million to $7.0 million, or $0.01 per diluted share, as compared to $17.7 million, or $0.02 per diluted share, for the same quarter in 2014.

Investment Management Capital Raise
Cole Capital raised $91.3 million of capital on behalf of the non-traded REITs sponsored by Cole Capital (the "Managed REITs"), including $33.1 million through the Managed REITs’ distribution reinvestment plans ("DRIP"), compared to $160.6 million, including $47.4 million of DRIP proceeds, in the second quarter of 2014.

Investment Management Acquisitions
Invested $214.7 million in 21 properties on behalf of the Cole Capital Managed REITs, compared to $754.6 million in 134 properties in the second quarter of 2014.

Subsequent Events - Consolidated

Property Dispositions
On July 10, 2015, the Company disposed of a portfolio of 68 CVS properties for approximately $318.2 million at an average cash cap rate of 6.2%. The gain on sales was approximately $8.5 million, excluding goodwill allocation. The properties had an aggregate outstanding debt balance of $276.7 million at the time of their sale.

Cole Capital Distribution
In July 2015, Cole Capital raised $34.6 million of capital on behalf of the Managed REITs, including $10.9 million through the Managed REITs’ DRIPs.

Series F Preferred Stock Dividend
In addition, the Company's Board of Directors declared a monthly dividend to holders of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), for September 2015 through December of 2015 in respect of the periods included in the table below. The corresponding record and payment dates for each month's Series F Preferred Stock dividend are also shown in the table below. The dividend for the Series F Preferred Stock accrues daily on a 360-day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.13958333 per 30-day month.

Period	Record Date	Payment Date
August 15, 2015 - September 14, 2015	September 1, 2015	September 15, 2015
September 15, 2015 - October 14, 2015	October 1, 2015	October 15, 2015
October 15, 2015 - November 14, 2015	November 1, 2015	November 16, 2015
November 15, 2015 - December 14, 2015	December 1, 2015	December 15, 2015

Board Composition

On June 17, 2015, the Company announced the appointment of Mark S. Ordan as an Independent Director and a member of the Audit Committee and the Nominating and Corporate Governance Committee. More recently, William G. Stanley and Thomas A. Andruskevich notified the Company's Board of Directors that they have decided not to seek re-election to the Board. As such, two new independent directors, David B. Henry, Vice Chairman and Chief Executive Officer, Kimco Realty Corporation, and Eugene A. Pinover, Of Counsel, Willkie Farr & Gallagher LLP, will be up for election at the Annual Meeting of Stockholders on September 29, 2015.

Messrs. Stanley and Andruskevich were integral to stabilizing and operating the Company following the events that transpired late last year. Mr. Stanley served as the Interim Chairman and CEO, and led the organization through the financial restatement, the process of becoming current with SEC periodic reporting and returning to good standing with lenders. Mr. Andruskevich served as Interim Lead Independent Director and headed the Search Committee for the new CEO and new Independent Board members. He also served as the chairman of our Compensation Committee and the Nominating and Corporate Governance Committee, two very important responsibilities as the Company worked to re-establish its credibility.

Messrs. Stanley and Andruskevich were instrumental in effecting the management and board changes necessary to stabilize the organization and set the Company's course in a new direction, as well as initiating essential changes in the management compensation and corporate governance practices. Because of their contributions, this was a difficult decision for each of them, but they feel now is the appropriate time to step aside as the Company moves forward. The Board thanks Messrs. Stanley and Andruskevich for their leadership and service to the Company.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Thursday, August 6, 2015, is available by accessing this link:
http://services.choruscall.com/links/ver150806

A replay of the webcast will be available at the link above and archived for up to 12 months following the call. Participants should log in 10-15 minutes early.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $19.2 billion including approximately 4,645 properties totaling 101.8 million square feet. Additionally, VEREIT manages $6.3 billion of gross real estate investments on behalf of the Cole Capital® non-traded REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com. VEREIT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
602.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO, AFFO, EBITDA and Normalized EBITDA are provided below. Refer to pages 8 through 17 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO, a non-GAAP supplemental financial performance measure, is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT's policy described above.

In addition to FFO, we use Adjusted Funds From Operations ("AFFO") as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangibles, deferred financing costs, above and below market lease amortization as well as equity-based compensation. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after we cease to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of our operations with other traded REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of our performance with that of other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and AFFO, in addition to net loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net loss or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.

AFFO may provide investors with a view of our future performance and future dividend policy. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude one-time items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangibles, deferred financing costs, and above and below market lease amortization. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company's business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding VEREIT’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2015 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data) (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Real estate investments, at cost:
Land	$3,351,303	$3,472,298
Buildings, fixtures and improvements	11,779,450	12,307,758
Land and construction in progress	83,104	77,450
Intangible lease assets	2,339,273	2,435,054
Total real estate investments, at cost	17,553,130	18,292,560
Less: accumulated depreciation and amortization	1,401,843	1,034,122
Total real estate investments, net	16,151,287	17,258,438
Investment in unconsolidated entities	94,502	98,053
Investment in direct financing leases, net	49,801	56,076
Investment securities, at fair value	55,802	58,646
Loans held for investment, net	40,598	42,106
Cash and cash equivalents	121,651	416,711
Restricted cash	53,336	62,651
Intangible assets, net	135,340	150,359
Deferred costs and other assets, net	403,606	389,922
Goodwill	1,847,295	1,894,794
Due from affiliates	53,456	86,122
Assets held for sale	242,701	1,261
Total assets	$19,249,375	$20,515,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$3,500,144	$3,805,761
Corporate bonds, net	2,546,864	2,546,499
Convertible debt, net	979,852	977,521
Credit facility	2,300,000	3,184,000
Below-market lease liabilities, net	298,102	317,838
Accounts payable and accrued expenses	168,877	163,025
Deferred rent, derivative and other liabilities	122,999	127,611
Distributions payable	9,938	9,995
Due to affiliates	268	559
Mortgage notes payable associated with assets held for sale	118,493	—
Total liabilities	10,045,537	11,132,809
Commitments and contingencies	—	—
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of June 30, 2015 and December 31, 2014	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 905,062,673 and 905,530,431 issued and outstanding as of each of June 30, 2015 and December 31, 2014, respectively	9,051	9,055
Additional paid-in capital	11,924,547	11,920,253
Accumulated other comprehensive (loss) income	(1,928)	2,728
Accumulated deficit	(2,951,019)	(2,778,576)
Total stockholders’ equity	8,981,079	9,153,888
Non-controlling interests	222,759	228,442
Total equity	9,203,838	9,382,330
Total liabilities and equity	$19,249,375	$20,515,139

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Revenues:
Rental income	$341,183	$314,519
Direct financing lease income	697	1,181
Operating expense reimbursements	25,312	29,256
Cole Capital revenue	26,529	37,222
Total revenues	393,721	382,178
Operating expenses:
Cole Capital reallowed fees and commissions	3,710	7,068
Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	7,422
Property operating	32,598	39,286
General and administrative	33,958	37,224
Depreciation and amortization	217,513	250,739
Impairments	85,341	1,556
Total operating expenses	391,547	350,496
Operating income	2,174	31,682
Other (expense) income:
Interest expense, net	(90,572)	(103,897)
Extinguishment of debt, net	—	(6,469)
Other income, net	5,302	4,442
Gain on derivative instruments, net	311	14,207
Total other expenses, net	(84,959)	(91,717)
Loss before income and franchise taxes and loss on disposition of real estate and held for sale assets	(82,785)	(60,035)
Loss on disposition of real estate and held for sale assets, net	(24,674)	(1,269)
Loss before income and franchise taxes	(107,459)	(61,304)
(Provision for) benefit from income and franchise taxes	(1,250)	4,706
Net loss	(108,709)	(56,598)
Net loss attributable to non-controlling interests	2,187	1,878
Net loss attributable to the Company	$(106,522)	$(54,720)

Basic and diluted net loss per share attributable to common stockholders	$(0.14)	$(0.10)
Distributions declared per common share	$—	$0.25

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(108,709)	$(56,598)
Adjustments:
Interest expense	90,572	103,897
Depreciation and amortization	217,513	250,739
Provision for (benefit from) income and franchise taxes	1,250	(4,706)
Proportionate share of adjustments for unconsolidated entities	2,415	3,453
EBITDA	$203,041	$296,785
Management adjustments:
Loss on held for sale assets and disposition of real estate, net	24,674	1,269
Impairments	85,341	1,556
Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	7,422
Loss (gain) on sale and unrealized gains of investment securities	172	—
Gain on derivative instruments, net	(311)	(14,207)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,064	2,103
Extinguishment of debt, net	—	6,469
Net direct financing lease adjustments	491	137
Straight-line rent	(23,997)	(17,413)
Other amortization and non-cash charges	(125)	(95)
Proportionate share of adjustments for unconsolidated entities	529	437
Normalized EBITDA	$309,306	$291,664

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(108,709)	$(56,598)
Dividends on non-convertible preferred stock	(17,973)	(17,773)
Loss on disposition of real estate and held for sale assets, net	24,674	1,269
Depreciation and amortization of real estate assets	209,132	225,940
Impairment of real estate	85,341	1,556
Proportionate share of adjustments for unconsolidated entities	1,486	2,573
FFO	193,951	156,967

Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	7,422
Unrealized gain on investment securities	172	—
Gain on derivative instruments, net	(311)	(14,207)
Amortization of premiums and discounts on debt and investments, net	(5,298)	(4,606)
Amortization of below-market lease liabilities, net of above- market lease assets	1,064	2,103
Net direct financing lease adjustments	491	137
Amortization and write-off of deferred financing costs	7,428	10,985
Amortization of management contracts	7,510	24,024
Deferred tax benefit	(3,874)	—
Extinguishment of debt, net	—	6,469
Straight-line rent	(23,997)	(17,413)
Equity-based compensation	5,355	5,690
Other amortization and non-cash charges	766	698
Proportionate share of adjustments for unconsolidated entities	654	464
AFFO	$202,338	$185,934

Weighted-average shares outstanding - basic	903,339,143	815,406,408
Effect of dilutive securities	26,348,273	52,613,117
Weighted-average shares outstanding - diluted	929,687,416	868,019,525

AFFO per diluted share	$0.22	$0.21

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2015 GUIDANCE
(Unaudited)

The Company expects its 2015 FFO to be in a range between $0.78 and $0.81 per share, which includes an approximate ($0.01) per share reduction from Cole Capital. The Company expects its 2015 AFFO to be in a range between $0.80 to $0.83 per share, which includes an approximate $0.01 contribution from Cole Capital.

	Low	High
Net loss per basic and diluted share (1)	$(0.35)	$(0.31)
Loss on disposition of real estate assets, net (2)	0.14	0.13
Depreciation and amortization of real estate assets	0.89	0.89
Impairment of real estate assets	0.09	0.09
Effect of incremental dilutive shares (3)	0.01	0.01
FFO per diluted share	0.78	0.81
Adjustments (4)	0.02	0.02
AFFO per diluted share	$0.80	$0.83

_____________________________________
(1) Includes impact of dividends paid to preferred shareholders and excludes the effect of non-controlling interests.
(2) Includes an allocated portion of the Real Estate Investment segment goodwill to the respective sold properties to calculate the GAAP loss.
(3) Represents impact of limited partnership interests in our operating partnership, unvested restricted shares and unvested restricted stock units that are included in the computation of FFO and AFFO per diluted share but excluded from net loss per share as the effect is antidilutive for such calculation.
(4) Includes (i) non-routine items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost and (ii) certain non-cash items such as impairments of intangibles, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangibles, deferred financing costs, above and below market lease amortization as well as equity-based compensation.

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Revenues:
Rental income	$341,183	$314,519
Direct financing lease income	697	1,181
Operating expense reimbursements	25,312	29,256
Total real estate investment revenues	367,192	344,956
Operating expenses:
Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	5,999
Property operating	32,598	39,286
General and administrative	16,827	15,189
Depreciation and amortization	209,122	225,965
Impairment of real estate	85,341	1,556
Total operating expenses	362,315	295,196
Operating income	4,877	49,760
Other (expense) income:
Interest expense, net	(90,572)	(103,897)
Extinguishment of debt, net	—	(6,469)
Other income, net	4,910	4,332
Gain on derivative instruments, net	311	14,207
Total other expenses, net	(85,351)	(91,827)
Loss before income and franchise taxes and loss on disposition of real estate and held for sale assets	(80,474)	(42,067)
Loss on disposition of real estate and held for sale assets, net	(24,674)	(1,269)
Loss before income and franchise taxes	(105,148)	(43,336)
Provision for income and franchise taxes	(3,119)	(2,788)
Net loss	$(108,267)	$(46,124)

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Revenues:
Dealer manager and distribution fees, selling commissions and offering reimbursements	$5,516	$9,969
Transaction service fees and reimbursements	7,036	15,116
Management fees and reimbursements	13,977	12,137
Total Cole Capital revenues	26,529	37,222
Operating Expenses:
Cole Capital reallowed fees and commissions	3,710	7,068
Merger and other non-routine transaction related	—	1,423
General and administrative	17,131	22,035
Depreciation and amortization	8,391	24,774
Total operating expenses	29,232	55,300
Operating (loss) income	(2,703)	(18,078)
Total other income, net	392	110
(Loss) income before income and franchise taxes	(2,311)	(17,968)
Benefit from income and franchise taxes	1,869	7,494
Net loss	$(442)	$(10,474)

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(108,267)	$(46,124)
Adjustments:
Interest expense	90,572	103,897
Depreciation and amortization	209,122	225,965
Provision for income and franchise taxes	3,119	2,788
Proportionate share of adjustments for unconsolidated entities	2,415	3,453
EBITDA	$196,961	$289,979
Management adjustments:
Loss on held for sale assets and disposition of real estate, net	24,674	1,269
Impairments	85,341	1,556
Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	5,999
Loss on sale and unrealized gains of investment securities	172	—
Gain on derivative instruments, net	(311)	(14,207)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,064	2,103
Extinguishment of debt, net	—	6,469
Net direct financing lease adjustments	491	137
Straight-line rent	(23,997)	(17,413)
Other amortization and non-cash charges	(20)	(3)
Proportionate share of adjustments for unconsolidated entities	529	437
Normalized EBITDA	$303,331	$283,527

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(442)	$(10,474)
Adjustments:
Depreciation and amortization	8,391	24,774
(Benefit from) provision for income and franchise taxes	(1,869)	(7,494)
EBITDA	$6,080	$6,806
Management adjustments:
Merger and other non-routine transactions	—	1,423
Other amortization and non-cash charges	(105)	(92)
Normalized EBITDA	$5,975	$8,137

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(108,267)	$(46,124)
Dividends on non-convertible preferred stock	(17,973)	(17,773)
Loss on disposition of real estate and held for sale assets, net	24,674	1,269
Depreciation and amortization of real estate assets	209,132	225,940
Impairment of real estate	85,341	1,556
Proportionate share of adjustments for unconsolidated entities	1,486	2,573
FFO	$194,393	$167,441

Acquisition related	1,563	7,201
Merger and other non-routine transactions	16,864	5,999
Loss on sale and unrealized gains of investment securities	172	—
Gain on derivative instruments, net	(311)	(14,207)
Amortization of premiums and discounts on debt and investments, net	(5,298)	(4,606)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,064	2,103
Net direct financing lease adjustments	491	137
Amortization and write-off of deferred financing costs	7,428	10,985
Extinguishment of debt, net	—	6,469
Straight-line rent	(23,997)	(17,413)
Equity-based compensation	2,357	3,575
Other amortization and non-cash charges	(10)	40
Proportionate share of adjustments for unconsolidated entities	654	464
AFFO	$195,370	$168,188

Weighted-average shares outstanding - basic	903,339,143	815,406,408
Effect of dilutive securities	26,348,273	52,613,117
Weighted-average shares outstanding - diluted	929,687,416	868,019,525

FFO per diluted share	$0.21	$0.19
AFFO per diluted share	$0.21	$0.19

VEREIT, INC.
(F/K/A AMERICAN REALTY CAPITAL PROPERTIES, INC.)
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Net loss	$(442)	$(10,474)
FFO	(442)	(10,474)

Merger and other non-routine transactions	—	1,423
Amortization of management contracts	7,510	24,024
Deferred tax benefit	(3,874)	—
Equity-based compensation	2,998	2,115
Other amortization and non-cash charges	776	658
AFFO	$6,968	$17,746

Weighted-average shares outstanding - basic	903,339,143	815,406,408
Effect of dilutive securities	26,348,273	52,613,117
Weighted-average shares outstanding - diluted	929,687,416	868,019,525

FFO per diluted share	$—	$(0.01)
AFFO per diluted share	$0.01	$0.02